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                                                                  Exhibit 10.143

                              STOCK AWARD AGREEMENT


         This Stock Award Agreement (this "Agreement") is dated September 23, 1998 (the "Effective Date") between Ecogen Inc., a Delaware Corporation having its principal place of business at 2005 Cabot Blvd. West, Langhorne, Pennsylvania, 19047 (the "Company"), and James P. Reilly, Jr., whose principal residence is 16 Inlet Terrace, Belmar, NJ 07719 ("Employee").

         IN CONNECTION WITH AND IN CONSIDERATION OF SERVICES RENDERED TO THE COMPANY BY EMPLOYEE, THE COMPANY DESIRES TO AWARD TO EMPLOYEE SHARES OF THE COMPANY'S COMMON STOCK, $.01 PAR VALUE PER SHARE (THE "COMMON STOCK").

         In consideration of the foregoing and of the mutual covenants and benefits provided herein, the Company and Employee hereby agree as follows:

         1. Award of Shares. Subject to the terms and conditions set forth herein, the Company hereby awards to Employee 100,000 shares of Common Stock (the "Award Shares").

         2.  Forfeiture of Award Shares.

         (a) If, prior to September 24, 2000 (the "Forfeiture Period"), Employee voluntarily resigns his employment with the Company, is terminated with "Cause" (as defined in paragraph (c) below), dies or becomes permanently disabled, then the percentage of Award Shares specified in the following table shall be forfeited, whereupon Employee shall have no further rights whatsoever with respect to such forfeited Award Shares.

                                                      PERCENTAGE OF
                FORFEITURE PERIOD                 AWARD SHARES FORFEITED
                -----------------                 ----------------------
      Before September 23, 1999                             100%
      September 24, 1999 - September 23, 2000                50%
      On or after September 24, 2000                         0%

         If the application of any percentage pursuant to the foregoing table would result in any fractional share, then the number of Award Shares not subject to forfeiture immediately after such application shall be rounded up to the nearest whole share.

         (b) If, during the Forfeiture Period, there is (i) any stock dividend, stock split, combination or subdivision or other change in the character or amount of any of the Company's outstanding securities or (ii) any consolidation, merger or sale of all or substantially all of the Company's assets, then, in such event, any and all new, substituted or additional securities to which Employee is entitled by reason of his ownership of Award Shares which, immediately prior to such event, were subject to forfeiture, will be immediately subject to the forfeiture provisions of paragraph (a) and shall be included in the term "Award Shares."

         (c) "Cause" for purposes of this Agreement will include, but not be limited to, any violation by Employee of the employee policies or standards of the Company, including, but not limited to, fraud, theft, insubordination, failure or refusal to perform job duties in accordance with the Company's standards, any violation by Employee of his obligations to the Company of non-disclosure, non-competition or non-solicitation, any breach by Employee of any provision of this
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Agreement, or any act or conduct of Employee having, or likely to have, a material and adverse effect upon the company's technical, scientific or business reputation. All determinations of "Cause" under this Agreement will be made reasonably by a majority vote of the Board of Directors of the Company, in the exercise of its sole discretion, and will be final and binding upon Employee.

         (d) As long as Employee's Award Shares have not been forfeited pursuant to paragraph (a) of this Section, Employee shall have voting, dividend and all other rights with respect to the Award Shares as of the date the Award Shares are issued and registered in Employee's name.

         (e) Certificates representing any Award Shares subject to forfeiture pursuant to paragraph (a) of this Section will be held by the Company until such Award Shares are no longer subject to forfeiture. Award Shares subject to forfeiture may not be sold, transferred, pledged or otherwise disposed of (including, but not limited to, through transfer by gift or donation).

         3. Representations of Employee. Employee represents and warrants that he is acquiring the Award Shares for his own account, for investment purposes only and not with a view towards distribution.

         4. Tax Consequences. Employee hereby represents that prior to or on the date hereof, Employee has generally been advised of the tax consequences to Employee of receiving the Award Shares and has obtained appropriate legal or tax advice with respect thereto.

         5. Legends. Stock certificates representing the Award Shares may bear legends reflecting such restrictions as the Company deems appropriate and in its best interest in accordance with the terms and conditions of this Agreement, including a legend to the effect that the Award Shares may not be transferred unless such Award Shares are registered under the Securities Act of 1933, as amended or an exemption from such registration is available. In such event, the Company may refuse to transfer ownership of the Award Shares on its corporate record books until Employee has complied with any such restrictions.

         6. Non-transferability of Stock Award Agreement. This Agreement is personal and no rights hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Agreement or of such rights contrary to the provision hereof, or upon the levy of any attachment or similar process upon this Agreement or such rights, any such rights shall, at the election of the Company, become null and void.

         7. Delivery of Award Shares. Subject to the terms set forth in Section 2(e) hereof, the Company will make prompt delivery to Employee of the Award Shares; provided that if any law or regulation requires the Company to take any action with respect to such Award Shares before the issuance thereof, then the date of delivery of such Award Shares will be extended for the period necessary to complete such action. No Award Shares will be issued and delivered unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing or quotation requirements of any exchange or quotation system on which stock of the same class is then listed or quoted and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery shall have been fully complied with.

         8. No Special Employment Rights. Employee acknowledges that nothing contained in this Agreement will confer upon Employee any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such
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employment or to increase or decrease the compensation of Employee from the rate in existence at the time of the stock award.

         9.  Miscellaneous.

         (a) This Agreement and any instrument delivered pursuant to this Agreement will be construed, interpreted and governed by the laws of the Commonwealth of Pennsylvania without regard to the conflicts of laws rules thereof.

         (b) This Agreement will be binding upon Employee, his legal representatives, heirs and distributees, and the Company, its successors and assigns regardless of any change in the business structure of the Company, be it through spinoff, merger, sale of stock, sale of assets or any other transaction.

         (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No waiver, modification or change of any provision of this Agreement will be valid unless in writing and signed by both parties. The headings of the sections of this Agreement are inserted for convenience of reference only and will not be deemed to constitute a part hereof or to affect the meaning hereof.

         (d) The waiver of any breach of any duty, term or condition of this Agreement will not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Agreement.

         (e) All notices pursuant to this Agreement will be in writing and will be sent by prepaid certified mail, return receipt requested, addressed to the parties hereto at the addresses set forth in this Agreement or to such other addresses as may hereafter be specified by like notice in writing by either of the parties.

         (f) This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

                                    Ecogen Inc.


                                    By: /s/ Richard A. Deak
                                        ---------------------------------------
                                    Name:   Richard A. Deak
                                    Title:  Vice President and General Counsel



                                     /s/ James P. Reilly, Jr.
                                     ------------------------------------------
                                     James P. Reilly, Jr.